EMPLOYMENT AGREEMENT

         Employment Agreement ("Agreement") dated as of July 29th, 1997, between CENTENNIAL BANK, an Oregon corporation (the "Employer"), and THADDEUS (Ted) R. WINNOWSKI (the "Executive").


                                    RECITALS

         The Employer desires to employ the Executive, and the Executive wishes to accept such employment, upon the terms and conditions set forth in this Agreement.


                                    AGREEMENT

         In consideration of the mutual promises and covenants set forth below, the parties hereby agree as follows:

1.       DEFINITIONS

         For the purposes of this Agreement, the following terms have the meanings specified or referred to in this Section 1.

         "AGREEMENT"--this Employment Agreement.

         "BASE SALARY"--as defined in Section 3.1.1.

         "BENEFITS"--as defined in Section 3.1.2.

         "BOARD OF DIRECTORS"--the board of directors of the Employer.

         "CASH BONUS"--as defined in Section 3.2.

         "CENTENNIAL BANCORP"--the parent corporation of the Employer.

         "CHANGE OF CONTROL"--For purposes of this Agreement, "Change of Control" shall occur if during the Employment Period:

         (a) Any individual, entity or group, within the meaning of Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (other than the Employer or Centennial Bancorp, any trustee or other fiduciary holding securities under an employee benefit plan of the Employer or Centennial Bancorp, or any corporation owned, directly or indirectly, by the stockholders of the Employer or Centennial Bancorp in substantially the same proportions as their ownership of stock of the Employer or Centennial Bancorp), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities representing thirty percent (30%) or more of the combined voting power of the Employer's or Centennial Bancorp's then outstanding voting securities;

         (b) Employer or Centennial Bancorp effects a merger, consolidation, share exchange or other corporate reorganization of the Employer or Centennial Bancorp with any other corporation, other than (i) a merger, consolidation, share exchange or other corporate reorganization which would result in the voting securities of the Employer or Centennial Bancorp outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than seventy percent (70%) of the combined voting power of the voting securities of the Employer or Centennial Bancorp or such surviving entity outstanding immediately after such merger, consolidation, share exchange or other corporate reorganization, or (ii) a merger, consolidation, share exchange or other corporate reorganization effected to implement a recapitalization of the Employer or Centennial Bancorp (or similar transaction) in which no individual, entity or group acquires more than thirty percent (30%) of the combined voting power of the Employer's or Centennial Bancorp's then outstanding voting securities; or

         (c) Employer or Centennial Bancorp effects complete  liquidation of the
Employer  or  Centennial   Bancorp  or  the  sale  or   disposition  of  all  or
substantially all of the Employer's or Centennial Bancorp's assets.

         "CONFIDENTIAL INFORMATION"--any and all trade secrets and other proprietary information concerning the business and affairs of the Employer, including products, services, customers, pricing, market studies, business plans, financial statements, financial projections and budgets, projected sales, capital spending budgets and plans, computer software and programs (including object code and source code), and any other information, however documented, that is a trade secret within the meaning of the Oregon Uniform Trade Secrets Act (ORS 646.461 to 646.475).

         "DISABILITY"--as defined in Section 6.2.

     "EMPLOYMENT PERIOD"--the term of the Executive's employment under this Agreement.

         "FISCAL YEAR"--the Employer's fiscal year, as it now exists or as changed from time to time.

         "FOR CAUSE"--as defined in Section 6.3.

         "FOR GOOD REASON"--as defined in Section 6.4.

         "PERSON"--any   individual,   corporation   (including  any  non-profit
corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, or governmental body.

         "POST-EMPLOYMENT PERIOD"--as defined in Section 8.2.

         "WITHOUT CAUSE"--not "for Cause."

         "WITHOUT GOOD REASON"--not "for Good Reason."

2.       EMPLOYMENT TERMS AND DUTIES

         2.1      EMPLOYMENT

         The Employer hereby employs the Executive, and the Executive hereby accepts employment by the Employer, upon the terms and conditions set forth in this Agreement.

         2.2      TERM

         The term of the Executive's employment under this Agreement shall begin on January 20, 1998 (or such other date as may be mutually agreed) and shall end on December 31, 2002 (or such earlier date as the employment may be terminated in accordance with other provisions of this Agreement).

         2.3      DUTIES

                  2.3.1 During the Employment Period, the Executive shall serve as the President and Chief Executive Officer of the Employer and perform such duties as are typically performed by such officers in a commercial bank with operations similar to those of the Employer and other duties as are assigned or delegated to him by the Board of Directors. The Executive will devote his full time, attention, skill, and energy to the business of the Employer. Nothing in this Section 2.3, however, will prevent the Executive from engaging in additional activities in connection with personal investments and community affairs that are not inconsistent with the Executive's duties under this Agreement. The Executive shall, if duly elected, also serve during the Employment Period as a director of Centennial Bancorp and the Employer, and the Executive will fulfill his duties as such director without additional compensation.

                  2.3.2 The Executive shall perform his duties with fidelity and to the best of his ability during the Employment Period, and shall at all times during the Employment Period and thereafter respect the confidential nature of the information received by him in the course of performing his duties as provided in Section 7.2.

                  2.3.3 Nothing contained in this Section 2.3 shall prohibit Executive from serving on the board of directors of any other corporation that is not in direct competition with Centennial Bancorp or any of its subsidiaries (subject to Employer's approval, which will not be unreasonably withheld). Executive shall be entitled to keep all compensation received by him for service as a director of any other corporation so approved by Employer. Executive may own or control shares of stock in any corporation that is not in direct competition with Centennial Bancorp or any of its subsidiaries, and may own or control shares of stock in a corporation that is in direct competition with Centennial Bancorp or any of its subsidiaries if such stock is publicly traded and Executive does not beneficially own more than five percent (5%) of the outstanding shares of such stock.

3.       COMPENSATION

         3.1      BASIC COMPENSATION

                  3.1.1 BASE SALARY. The Executive will be paid an annual salary of $225,000 for the period beginning January 20, 1998 (or other mutually agreed beginning date of the Employment Period) and ending on December 31, 1998, subject to adjustment as provided below ("Base Salary"), which will be payable in semi-monthly installments on the first and 15th days of each month. The Base Salary will be reviewed by the Board of Directors not less frequently than annually, and may be adjusted in the sole discretion of the Board of Directors, but in no event will the Base Salary be less than $225,000 per year.

                  3.1.2 BENEFITS. The Executive will, during the Employment Period, be entitled to participate in such pension, profit sharing, life, disability, and medical plans, and other employee benefit plans of the Employer (excluding any cash bonus, incentive compensation, and stock option plans or benefits) that may be in effect from time to time for other peer executives of Employer, to the extent the Executive is eligible under the terms of those plans, including the following plans which are currently in effect (collectively, the "Benefits"):

                  (a)      Medical/vision plan;

                  (b)      Dental plan;

                  (c) Life and accidental death and dismemberment benefits group policy;

                  (d)      Long term disability income insurance group policy;
                           and

                  (e)      Employee Savings & Profit Sharing [401(k)] Plan.

However: (1) if Executive elects not to be covered by the Employer's group medical plan, then Executive's Base Salary will be increased by an amount equal to the lesser of the amount of premiums that would have been payable for covering Executive under the Employer's plan, or the amount of premiums payable for coverage of Executive's wife under the KeyCorp Indemnity Health Plan; (2) if Executive elects not to be covered by the Employer's group disability income plan, then Employer will provide to Executive a special disability income insurance policy comparable to the one Employer currently provides to Richard C. Williams; and (3) if Executive elects to be covered by the Employer's group disability income plan, then Employer will pay or reimburse Executive up to $7,500 annually for life insurance coverage. If Executive's employment with Employer terminates on or after December 31, 2002, and if, by reason of such termination, Executive's account under the Employee Savings & Profit Sharing [401(k)] Plan is not then fully vested, Employer will make a cash payment to Executive in an amount equal to the nonvested portion of such account.

         3.2      INCENTIVE COMPENSATION

                  3.2.1 Since Executive will have the benefits of the cash bonuses, incentive compensation, and stock options provided in this Section 3 and other provisions of this Agreement, Executive shall be entitled to participate in any cash bonus or other incentive compensation program and stock option plans established by the Employer for its other executives only to the extent Executive's participation is specifically approved by the Board of Directors in the exercise of its discretion.

                  3.2.2 In addition to the Base Salary, if the Employer achieves the performance goals under the bonus program for each Fiscal Year that are established by the Board of Directors prior to the beginning of such Fiscal Year, the Executive shall be paid an annual cash bonus as provided in the bonus program for that Fiscal Year (the "Cash Bonus"). Any Cash Bonus earned shall be paid to the Executive on the following schedule: 20% on the 15th day of each April, July, and October and 40% on the 15th day of January. The Cash Bonus, if any, payable to the Executive hereunder shall be:

                  (a) $100,000 for the Fiscal Year beginning January 1, 1998 and ending December 31, 1998. An additional $25,000 is payable to the Executive if 110% of 1998 after-tax profitability goal is achieved.

                  (b) Amounts determined by the Board of Directors for periods after December 31, 1998, but not less than $100,000 for each Fiscal Year during the Employment Period in which the performance goals established for that Fiscal Year are met, and an additional amount of not less than $25,000 for each Fiscal Year during the Employment Period in which 110% of the after-tax profitability goal for that Fiscal Year is achieved.

         3.3      CHANGE OF CONTROL

                  3.3.1 In the event of any Change of Control in the Employer or Centennial Bancorp, the Employer and the Executive shall each have the elective right to terminate this Agreement, effective at the closing of the event resulting in the Change of Control. If this Agreement is so terminated upon a Change of Control, the Executive shall be provided with Benefits through the date of termination and shall be paid a lump-sum cash payment in an amount equal to two and one-half (2.5) times his "Final Compensation," being the greater of:
(a) Executive's Base Salary and Cash Bonus for the most recently ended Fiscal Year, or (b) Executive's Base Salary for the current Fiscal Year; and the Employer shall have no obligation to make the payments or provide the Benefits described in Section 6.5.1. If this Agreement is not so terminated upon a Change of Control, then the Agreement shall continue in effect and any subsequent termination of Executive's employment shall be governed by the other provisions of this Agreement; provided, however, if this Agreement continues in effect following a Change of Control, and if Executive's employment is subsequently terminated other than by reason of Executive's death or Disability (by either the Employer or the Executive, with or without Cause or Good Reason) within 36 months after the Change of Control and before December 31, 2002, then the Employer shall pay to Executive a lump-sum cash payment in an amount equal to two and one-half (2.5) times his Final Compensation.

                  3.3.2 The Employer and the Executive agree that because there can be no exact measure of damages which would occur upon the termination of this Agreement as provided in Section 3.3.1, the payments made thereunder shall be deemed to constitute liquidated damages and not a penalty under this Agreement.

         3.4      DEFERRED COMPENSATION

         Executive shall have the elective right to participate in the Centennial Bank Deferred Compensation Plan dated effective January 1, 1996, in accordance with and subject to the terms and conditions stated in the Plan, and subject to the Employer's right to amend or terminate the Plan. Executive acknowledges that the Employer does not currently make and is under no obligation to make matching contributions as permitted by the provisions of
Section 5.05 of the Deferred Compensation Plan.

         3.5      STOCK OPTIONS

         Effective at commencement of Executive's employment, the Employer will grant to the Executive an option to purchase 75,000 shares of the common stock of Centennial Bancorp pursuant to and subject to the terms and conditions of the Restated 1995 Stock Incentive Plan (the "Stock Plan"). An additional grant of an option to purchase 25,000 shares under the Stock Plan (or under a similar subsequent plan adopted by the Employer) will be made by the Employer to the Executive by January 20, 1999, conditioned upon the Employer's achieving the 1998 performance goals established by the Board of Directors. Annually, beginning effective at January 1, 1999, the Executive will be granted an option to purchase 10,000 shares conditioned upon Employer's achieving the performance goals established by the Board of Directors for the prior Fiscal Year, and an additional 5,000 shares option if such 10,000 shares option is earned and the Employer achieves 110% of the prior Fiscal Year's after-tax profitability goal. Executive understands and acknowledges that Employer's grant of all stock options other than the initial 75,000 shares option is conditioned upon approval of a Stock Plan amendment or adoption of a successor Stock Plan by the shareholders of Employer and Centennial Bancorp, and that each stock option will be subject to a stock option agreement to be executed pursuant to the Stock Plan. If the shareholders fail to approve an amendment or successor Stock Plan permitting grant of all stock options due to Executive hereunder, then the Board of Directors may, instead, grant to the Executive nonstatutory stock options at the same exercise price and on the same other terms and conditions as if the options had been granted pursuant to the Stock Plan. Vesting of Executive's right to exercise each stock option shall accrue as to one-third of the option shares for each completed year of Executive's employment following the effective date of the grant of the option, except that all unexercised options shall be fully vested upon Executive's death or Disability, or upon a Change of Control, or upon termination of this Agreement by the Employer without Cause or by the Executive with Good Reason. Executive's right to exercise a vested stock option shall not be forfeited on account of the termination of Executive's employment by Employer with Cause or by Executive without Good Reason.

4.       FACILITIES AND EXPENSES

         4.1      GENERAL

         The Employer will furnish the Executive office space, equipment, supplies, and such other facilities and personnel as is necessary or appropriate for the performance of the Executive's duties under this Agreement. The Employer will pay the membership fee and dues for a social membership for Executive at the Eugene Country Club during the time the Executive is residing in Eugene, Oregon. Upon approval of the Executive's application for regular membership, the Employer will pay the initiation fee and membership dues of the Executive at the Waverly Country Club for the remainder of the Employment Period. Following payment of the initiation fee for Executive's membership in Waverly Country Club, the membership shall belong to the Executive, and may be retained by him following expiration or any termination of this Agreement. The Employer will pay the Executive's dues in such other professional societies, organizations and clubs as the Board of Directors deems appropriate, and will pay on behalf of the Executive (or reimburse the Executive for) reasonable expenses incurred by the Executive in the performance of the Executive's duties pursuant to this Agreement, and in accordance with the Employer's employment policies, including reasonable expenses incurred by the Executive in attending conventions, seminars, and other business meetings, in appropriate business entertainment activities, and for promotional expenses. The Executive must file expense reports with respect to such expenses in accordance with the Employer's policies.

         4.2      MOVING EXPENSES AND PLACE OF RESIDENCE

         The Employer shall pay the moving expenses of the Executive from Seattle, Washington to Eugene, Oregon, to the extent such expenses are not paid by the Executive's former employer, and shall pay the Executive a lump sum payment of $5,000 upon his move to Eugene to be used to establish his household. If the Executive moves from Eugene to Portland, as required for the performance of his duties hereunder, the Employer will pay his moving expenses in connection with such move. The Employer shall reimburse the Executive for any state or federal income taxes payable by the Executive as a result of payments made by the Employer under this Section 4.2. The Employer shall have the right, at all times during the Employment Period, to require the Executive to maintain his principal residence within 20 miles of the Employer's principal executive headquarters (both in Eugene and in the Portland area).

         4.3      ANNUAL EXPENSES

         The Employer shall pay the professional fees incurred by the Executive in connection with an annual medical examination to the extent such fees are not paid by Executive's former employer or pursuant to any medical plan or insurance contract. If the Employer pays any such professional medical fees, then the Executive shall, upon request by the Employer, authorize the disclosure and release to the Employer of the physician's report on the medical examination.

         4.4      AUTOMOBILE AND PARKING

         The Employer shall provide the Executive with the use of an automobile in accordance with the Employer's policy with respect to peer executives, and the Executive shall file reports as required by such policy. The Employer shall also provide and pay for parking for the Executive convenient to the offices where he is performing his duties hereunder.

5.       VACATIONS

         The Executive will be entitled to five (5) weeks' paid vacation each Fiscal Year in accordance with the vacation policies of the Employer in effect for its executive officers from time to time. Vacation must be taken by the Executive at such time or times as approved by the Board of Directors. The Executive will also be entitled to the paid holidays and other paid leave set forth in the Employer's policies. Vacation days and holidays during any Fiscal Year that are not used by the Executive during such Fiscal Year may be used in any subsequent Fiscal Year, except that a maximum of 25 unused vacation days and holidays may be carried over for use in subsequent Fiscal Years.

6.       TERMINATION

         6.1      EVENTS OF TERMINATION

         The Employment Period, the Executive's Base Salary, Cash Bonus and Benefits, and any and all other rights of the Executive under this Agreement will terminate as provided in this Section 6:

                  6.1.1    upon the death of the Executive;

                  6.1.2 upon the Disability of the Executive (as defined in Section 6.2) immediately upon notice from either party to the other;

                  6.1.3 for Cause (as defined in Section 6.3), immediately upon notice from the Employer to the Executive, or at such later time as such notice may specify;

                  6.1.4    without Cause;

                  6.1.5 for Good reason (as defined in Section 6.4) upon not less than 30 days' prior notice from the Executive to the Employer; or

                  6.1.6    without Good Reason.

         6.2      DEFINITION OF DISABILITY

         For purposes of Section 6.1, the Executive will be deemed to have a "Disability" if, for physical or mental reasons, the Executive is unable to perform the essential functions of the Executive's duties under this Agreement for six months in the aggregate in any 12-months' period, or for any consecutive three months in circumstances where Executive's medical prognosis is that he will be unable to resume performance of his duties within an additional three months, as determined in accordance with this Section 6.2. The disability of the Executive will be determined by a medical doctor selected by written agreement of the Employer and the Executive upon the request of either party by notice to the other. If the Employer and the Executive cannot agree on the selection of a medical doctor, each of them will select a medical doctor and the two medical doctors will select a third medical doctor who will determine whether the Executive has a disability. The Employer will pay all professional fees incurred in connection with medical examinations under this Section 6.2. The determination of the medical doctor selected under this Section 6.2 will be binding on both parties. The Executive must submit to a reasonable number of examinations by the medical doctor making the determination of disability under this Section 6.2, and the Executive hereby authorizes the disclosure and release to the Employer of such determination and all supporting medical records. If the Executive is not legally competent, the Executive's legal guardian or duly authorized attorney-in-fact will act in the Executive's stead, under this
Section 6.2, for the purposes of submitting the Executive to the examinations, and providing the authorization of disclosure, required under this Section 6.2.

         6.3      DEFINITION OF "FOR CAUSE"

         For purposes of Section 6.1, the phrase "for Cause" means any of the following:

                  6.3.1 Dishonesty, gross negligence, or deliberate misconduct by the Executive in performance of his duties under this Agreement or the Executive's conviction of or entry of a plea of guilty or NOLO CONTENDERE to a felony or other crime that has or may have a material adverse effect on the Executive's ability to carry out his duties under this Agreement or upon the reputation of the Employer or its affiliates.

                  6.3.2 Willful and material breach of this Agreement by the Executive, which breach continues uncorrected for 30 days following written notice thereof by the Employer to the Executive.

                  6.3.3 The Executive's removal from office because of the requirement or recommendation of a regulatory agency having jurisdiction over the Employer or its affiliates.

                  6.3.4  Uncorrected  failure of the  Executive  to perform  his duties in a manner consistent with reasonable standards respecting the Executive's performance, established by the Board of Directors in discussion with the Executive during the course of regular review of the Executive's performance, which failure has a material adverse effect on the business of the Employer or its affiliates. Any such failure of performance shall be deemed uncorrected if it continues substantially unrectified for a period of 90 days or more after written notice thereof by the Employer to the Executive.

         6.4      DEFINITION OF "FOR GOOD REASON"

         For purposes of Section 6.1, the phrase "for Good Reason" means any of the following:

                  6.4.1 the Employer's failure to make any payment, grant any stock option, or provide any benefit to which the Executive is entitled under
Section 3 or 4, which failure continues uncorrected for 10 days following written notice thereof by the Executive to the Employer, unless there is a good faith dispute respecting the obligation of the Employer to make such payment, grant such stock option, or provide such benefit (in which case either party may require the dispute to be resolved in accordance with the provisions of Section
10.7 of this Agreement);

                  6.4.2 the Employer's willful and material breach of this Agreement, other than under Sections 3 and 4, which continues uncorrected for 30 days following written notice thereof by the Executive to the Employer;

                  6.4.3 the assignment of the Executive without his consent to a position, responsibilities, or duties of a lesser status or degree of responsibility than his position, responsibilities, or duties as President and Chief Executive Officer of the Employer at the commencement of the Employment Period;

                  6.4.4 the relocation (without the Executive's consent) of the Employer's principal executive headquarters outside the metropolitan Portland area after the Executive is residing there;

                  6.4.5 the requirement by the Employer that the Executive (without the Executive's consent) be based anywhere other than the Employer's principal executive headquarters; or

                  6.4.6 the principal executive headquarters of the Employer is not relocated to Portland, Oregon, by January 1, 2000.

         6.5      TERMINATION PAY

         Subject to Section 3.3, "Change of Control," effective upon the termination of this Agreement, the Employer will be obligated to pay the Executive (or, in event of his death, his designated beneficiary as defined below) only such compensation as is provided in this Section 6.5. For purposes of this Section 6.5, the Executive's designated beneficiary shall be such beneficiary or beneficiaries, which beneficiaries may be individuals, trusts, or other entities, as the Executive may designate by notice to the Employer from time to time or, if the Executive fails to give notice to the Employer of such beneficiary or beneficiaries, the Executive's estate.

                  6.5.1 TERMINATION BY THE EMPLOYER WITHOUT CAUSE OR BY THE EXECUTIVE FOR GOOD REASON. If the Employer terminates this Agreement without Cause or the Executive terminates this Agreement for Good Reason, the Employer will pay the Executive his Base Salary and Benefits until December 31, 2002, except that only one-half of such Base Salary, together with all such Benefits, shall be paid to the Executive if he terminates this Agreement under Section 6.4.6.

                  6.5.2 TERMINATION BY THE EMPLOYER FOR CAUSE OR BY THE EXECUTIVE WITHOUT GOOD REASON. If the Employer terminates this Agreement for Cause or the Executive terminates this Agreement without Good Reason, the

Employer will pay the Executive his Base Salary and Benefits only through the date such termination is effective.

                  6.5.3 TERMINATION UPON DISABILITY. If this Agreement is terminated by either party as a result of the Executive's Disability, as determined under Section 6.2, the Employer will pay the Executive his Base Salary and Benefits for the period until disability insurance benefits commence under the disability insurance coverage furnished by the Employer to the Executive but not beyond December 31, 2002.

                  6.5.4 TERMINATION UPON DEATH. If this Agreement is terminated because of the Executive's death, the Employer shall continue payment of Executive's Base Salary for a period of six months after the date of his death.

                  6.5.5 CASH BONUS, BENEFITS AND DEFERRED COMPENSATION. Upon termination of this Agreement under any circumstances, or upon expiration of the Employment Period, the Executive's accrual of rights under, or participation in plans providing for Benefits will cease as provided above, and the Executive will thereafter be entitled to accrual of Benefits pursuant to such plans only as provided in such plans. In addition, the Employer shall pay the Executive the unpaid amount of any Cash Bonus earned through the most recently ended calendar quarter, and shall pay the amount, if any, of the Executive's Deferred Compensation Account under the Plan referenced in Section 3.4 of this Agreement in accordance with the Plan and Executive's related Participation Agreement.

                  6.5.6 AMENDMENT. The provisions of this Agreement may be amended at the request of the Executive solely for purposes of accommodating the Executive's tax and estate planning, provided the amendments do not increase the Employer's obligations and do not result in any other adverse effect on the Employer.

7.       NON-DISCLOSURE COVENANT

         7.1      ACKNOWLEDGMENTS BY THE EXECUTIVE

         The Executive acknowledges that (i) during the Employment Period and as a part of his employment, the Executive will be afforded access to Confidential Information; (ii) public disclosure of Confidential Information could have an adverse effect on the Employer and its business; and (iii) the provisions of this Section 7 are reasonable and necessary to prevent the improper use or disclosure of Confidential Information.

         7.2      CONFIDENTIALITY

         During and following the Employment Period, the Executive will hold in confidence the Confidential Information and will not disclose it to any person except with the specific prior written consent of the Employer or except as otherwise expressly permitted by the terms of this Agreement. The foregoing obligation and restriction does not apply to any part of the Confidential Information which is known in the industry, generally available to the public or which can be obtained by reference to public sources. Any trade secrets of the Employer will be entitled to all of the protections and benefits under the Oregon Uniform Trade Secrets Act and any other applicable law. Upon termination of this Agreement by either party, or upon the request of the Employer during the Employment Period, the Executive will return to the Employer all documents and all information stored on computer disks or other electronic media which contain Confidential Information in the Executive's possession or subject to the Executive's control.

8.       COVENANTS OF THE EXECUTIVE

         8.1 In consideration of the compensation to be paid to the Executive by the Employer, the Executive covenants that he will not, directly or indirectly:

                  8.1.1 during the Employment Period, except in the course of his employment hereunder, and during the Post-Employment Period, engage or invest in, own, manage, operate, finance, control, or participate in the ownership, management, operation, financing, or control of, be employed by, associated with, or in any manner connected with, or render services or advice to, any business whose products or activities directly compete in whole or in part with the products or activities of the Employer anywhere within its then market territory; provided, however, that the Executive may purchase or otherwise acquire up to (but not more than) five percent (5%) of any class of securities of any enterprise (but without otherwise participating in the activities of such enterprise) if such securities are listed on any national or regional securities exchange or have been registered under Section 12(g) of the Securities Exchange Act of 1934; provided that nothing in this Section 8.1 shall prohibit or restrict the Executive from engaging in investment banking, merchant banking or capital formation businesses;

                  8.1.2 whether for the Executive's own account or for the account of any other person, at any time during the Employment Period and the Post-Employment Period, solicit business of the same or similar type being carried on by the Employer, from any person known by the Executive to be a customer of the Employer, whether or not the Executive had personal contact with such person during and by reason of the Executive's employment with the Employer;

                  8.1.3 whether for the Executive's own account or the account of any other person at any time during the Employment Period and the Post-Employment Period, solicit, employ, or otherwise engage as an employee, independent contractor, or otherwise, any person who is or was an employee of the Employer at any time during the Employment Period or in any manner induce or attempt to induce any employee of the Employer to terminate his employment with the Employer;

                  8.1.4 at any time during or after the Employment Period, disparage the Employer or any of its shareholders, directors, officers, employees, or agents.

         8.2 For purposes of this Section 8, the term "Post-Employment Period" means the six months' period beginning on the date of termination of this Agreement.

         8.3 If any covenant in this Section 8 is held to be unreasonable, arbitrary, or against public policy, such covenant will be considered to be divisible with respect to scope, time, and geographic area, and such lesser scope, time, or geographic area, or all of them, as a court of competent jurisdiction may determine to be reasonable, not arbitrary, and not against public policy, will be effective, binding, and enforceable against the Executive. The period of time applicable to any covenant in this Section 8 will be extended by the duration of any violation by the Executive of such covenant.

9.       COVENANTS OF THE EMPLOYER

         9.1 The Board of Directors has expressed its support for the relocation of the principal executive headquarters of the Employer from Eugene to Portland in the near future. The Employer confirms to the Executive that such a relocation will occur, subject to a Strategic Planning session to be held for the purpose of determining the most effective and efficient way to implement this change.

         9.2 The Employer agrees that the Executive shall be indemnified as an employee, officer and director of the Employer, and as a director of Centennial Bancorp, to the full extent permitted by the laws of Oregon and as set forth in any indemnification provisions of the Articles of Incorporation, Bylaws or other corporate documents of the Employer.

         9.3 The Employer agrees to provide continuous Directors' and Officers' liability insurance coverage for the Executive throughout the Employment Period, with tail coverage following the Employment Period, but only if and to the extent such insurance coverage is available on a commercially reasonable basis. Any failure by the Employer to provide such insurance coverage for the Executive during the Employment Period shall constitute Good Reason for termination of this Agreement by the Executive, in which event the Employer's only obligation shall be to continue payment of the Executive's Base Salary for a period ending at the earlier of: (a) the date 12 months after the date of termination, or (b) December 31, 2002.

10.      GENERAL PROVISIONS

         10.1     INJUNCTIVE RELIEF

         The Executive acknowledges that the injury that would be suffered by the Employer as a result of a breach of the provisions of this Agreement (including any provision of Sections 7 and 8) would be irreparable and that an award of monetary damages to the Employer for such a breach would be an inadequate remedy. Consequently, the Employer will have the right, in addition to any other rights it may have, to obtain injunctive relief to restrain any breach or threatened breach or otherwise to specifically enforce any provision of this Agreement.

         10.2 COVENANTS OF SECTIONS 7 AND 8 ARE ESSENTIAL AND INDEPENDENT COVENANTS.

         The covenants by the Executive in Sections 7 and 8 are essential elements of this Agreement, and without the Executive's agreement to comply with such covenants, the Employer would not have entered into this Agreement or employed the Executive. The Employer and the Executive have independently consulted their respective counsel and have been advised in all respects concerning the reasonableness and propriety of such covenants, with specific regard to the nature of the business conducted by the Employer. If the

Executive's employment hereunder expires or is terminated, this Agreement will continue in full force and effect as is necessary or appropriate to enforce the covenants and agreements of the Executive in Sections 7 and 8.

         10.3     WAIVER

         The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by either party in exercising any right, power, or privilege under this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege.

         10.4     BINDING EFFECT; DELEGATION OF DUTIES PROHIBITED

         This Agreement shall inure to the benefit of, and shall be binding upon, the parties hereto and their respective successors, assigns, heirs, and legal representatives, including any entity with which the Employer may merge or consolidate or to which all or substantially all of its assets may be transferred. The duties and covenants of the Executive under this Agreement, being personal, may not be delegated.

         10.5     NOTICES

         All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by facsimile (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and facsimile numbers set forth below (or to such other addresses and facsimile numbers as a party may designate by notice to the other parties):
          If to the Employer:                  c/o Centennial Bancorp
                                               Attention:  Richard C. Williams,
                                               President
                                               675 Oak Street
                                               P. O. Box 1560
                                               Eugene, Oregon 97440
                                               Facsimile No.: (541) 342-1425

          With a copy to:                      Centennial Bancorp
                                               Attention:  Secretary
                                               675 Oak Street
                                               P. O. Box 1560
                                               Eugene, Oregon 97440
                                               Facsimile No.:  (541) 342-1425

          If to the Executive:                 Thaddeus R. Winnowski
                                               11333 S.W. Northgate Avenue
                                               Portland, Oregon 97219


         10.6     ENTIRE AGREEMENT; AMENDMENTS

         This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, between the parties hereto with respect to the subject matter hereof. This Agreement may not be amended orally, but only by an agreement in writing signed by the parties hereto; provided that the Employer and the Executive agree that the terms and conditions of this Agreement shall be reviewed on an annual basis to determine if any modifications are appropriate.

         10.7     ARBITRATION; APPLICABLE LAW

                  10.7.1 Subject to and except as stated in Section 10.7.2 below, any controversy or claim arising out of or relating to this Agreement, or any breach hereof, shall be settled by binding arbitration in Portland, Oregon. Within 10 days of a written request for arbitration by any party, the parties shall select one qualified, neutral arbitrator. If the parties are unable to agree on an arbitrator, any party may petition the Multnomah County Circuit Court for the appointment of an arbitrator. The arbitrator shall determine the procedural and evidentiary rules governing the arbitration, shall schedule a hearing no later than three months following the appointment of the arbitrator, and shall render an award no later than 30 days following completion of the hearing. The award shall be final and binding upon the parties, and may be confirmed by a petition to the Multnomah County Circuit Court in accordance with applicable Oregon law. Judgment upon the award rendered by the arbitrator shall be final and binding on the parties, not subject to any appeal and may be entered in any court having jurisdiction thereof. The laws of the State of Oregon (without regard to choice of law rules) shall govern any controversy or claim arising out of or relating to this Agreement. The arbitrator shall decide on the matter of costs of the arbitration and may award reasonable attorneys' fees and costs.

                  10.7.2 Notwithstanding the above, any party may bring court proceedings or assert claims against another party in court proceedings solely to obtain an injunction or other equitable relief (but not damages) in order to protect or enforce any rights or duties arising from this Agreement. Each party irrevocably submits to the exclusive jurisdiction of Multnomah County Circuit Court or the United States District Court in Portland, Oregon, over any such proceeding and confirms that such court shall have personal jurisdiction over such party. Each party irrevocably waives any right to assert, as a defense or otherwise, any claim that it is not subject to the jurisdiction or the venue of any such court. The parties agree that such courts offer convenient forums and proper venues for any such suit.

         10.8     SECTION HEADINGS; CONSTRUCTION

         The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Agreement unless otherwise specified. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

         10.9     SURVIVAL

         The provisions of Sections 3, 4, 6, 7, 8, 9 and 10 shall survive the termination of this Agreement.

         10.10     SEVERABILITY

         If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

         10.11     GUARANTY

         By   authority   of  its  board  of   directors,   Centennial   Bancorp
unconditionally guarantees full and timely payment and performance of all obligations of the Employer under this Agreement.

         EXECUTED as of the date first above written.



             [THE NEXT PAGE OF THIS AGREEMENT IS THE EXECUTION PAGE]

EMPLOYER:                                   GUARANTOR:
CENTENNIAL BANK                             CENTENNIAL BANCORP

By  /s/Richard C. Williams                  By  /s/Richard C. Williams
--------------------------------            ------------------------------
Name:  Richard C. Williams                  Name:   Richard C. Williams
Its:   Vice Chairman & C.E.O.               Its:    President & C.E.O.

EXECUTIVE:

/s/Thaddeus R. Winnowski
---------------------------
THADDEUS (Ted) R. WINNOWSKI